Exhibit 10bb
AMENDMENT NO. 4
TO
BRUSH ENGINEERED MATERIALS INC.
DEFERRED COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
(AS AMENDED AS OF MAY 16, 2000)
Recitals
     WHEREAS, Brush Engineered Materials Inc. (the “Company”) has adopted the Brush Engineered Materials Inc. Deferred Compensation Plan for Nonemployee Directors (As Amended as of May 16, 2000) and as further amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 (the “Plan).
WHEREAS, the Company now desires to amend the Plan further (“Amendment No. 4”); and
WHEREAS, the Board of Directors of the Company has approved this Amendment No. 4.
Amendment
     NOW, THEREFORE, the Plan is hereby amended by this Amendment No. 4, effective as of April 1, 2009, as follows:
     1. Section 4.3(b) of the Plan is amended to read as follows:
     “(b) A Director who is 55 years of age or older may change his or her election with respect to amounts previously credited to his or her Deferred Compensation Account, except that effective April 1, 2009, a director may no longer elect to change his or her election into or out of Common Shares.”
     2. Except as amended by this Amendment No. 4, the Plan shall remain in full force and effect.